UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
 (Rule 14a-101)

INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

FEDERAL AGRICULTURAL MORTGAGE CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)Title of each class of securities to which transaction applies:
(2)Aggregate number of securities to which transaction applies:
(3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)Proposed maximum aggregate value of transaction:
(5)Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)Amount Previously Paid:
(2)Form, Schedule or Registration Statement No.:
(3)Filing Party:
(4)Date Filed:

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

1999 K Street, N.W.
Fourth Floor
Washington, D.C. 20006

ADDITIONAL INFORMATION REGARDING
THE 2020 ANNUAL MEETING OF STOCKHOLDERS:

The following Notice of Change of Date and Time relates to the Proxy Statement (the “Proxy Statement”) of the Federal Agricultural Mortgage Corporation (“Farmer Mac”), dated April 6, 2020, furnished to stockholders of Farmer Mac in connection with the solicitation of proxies by the Board of Directors of Farmer Mac for use at the 2020 Annual Meeting of Stockholders to be held on May 12, 2020. These definitive additional materials are being filed with the Securities and Exchange Commission and are being made available to the stockholders on or about April 30, 2020.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

 To the Stockholders of Farmer Mac:

In light of ongoing public health concerns related to the novel coronavirus disease 2019 (“COVID-19”) and taking into account the guidance and protocols issued by public health authorities and federal, state and local governments and to support the health and well-being of Farmer Mac’s stockholders, employees, directors and community, NOTICE IS HEREBY GIVEN that the date and time of the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of the Federal Agricultural Mortgage Corporation (“Farmer Mac”) has been changed. The Annual Meeting will now be held on Tuesday May 12, 2020 beginning at 9:30 a.m. Eastern Daylight Time at Farmer Mac’s office located at 1999 K Street, N.W., Fourth Floor, Boardroom, Washington, D.C. 20006.

Farmer Mac will provide audio conference call and webcast access for the Annual Meeting and encourages voting stockholders as of March 6, 2020 (the “Record Date”) to take advantage of the opportunity to participate in the Annual Meeting remotely in light of the current COVID-19 public health and safety recommendations. The audio conference call for the Annual Meeting can be accessed by telephone or webcast:

Dial-In (Domestic): (888) 346-2616
Dial-In (International): (412) 902-4254
Webcast: www.farmermac.com/investors/events-presentations

When dialing in to the call, please ask for the “Farmer Mac Annual Meeting of Stockholders.” This call can be heard live and will also be available for replay on Farmer Mac’s website for two weeks following the conclusion of the Annual Meeting.

Stockholders who vote their shares by proxy do not need to attend the Annual Meeting, unless they wish to revoke their proxy and vote in-person. Farmer Mac asks that any stockholder who plans to attend the Annual Meeting in person or who wishes to inspect a list of voting stockholders for a purpose related to the Annual Meeting please notify Farmer Mac at least 24 hours in advance of the meeting by email at ir@farmermac.com. In light of recent guidelines recommended by federal and local authorities and the Centers for Disease Control and Prevention restricting group gatherings, seating may be limited to comply with the applicable recommended guidelines. Attendees may be subject to health screening procedures upon entering the building consistent with practices advised by governmental authorities.

Whether or not you plan to attend the Annual Meeting in person or participate via audio conference call, Farmer Mac urges you to promptly submit your proxy by executing and returning the proxy card previously mailed to you. Please note that the proxy card included with the proxy materials previously distributed will not be updated to reflect the change in the date and time of the Annual Meeting and may continue to be used to vote your shares in connection with the Annual Meeting. If you have already voted, you do not need to take any action unless you wish to change your vote.

By order of the Board of Directors,

Stephen P. Mullery
Secretary